Exhibit 99.1

United Online Reports Second Quarter 2011 Results

  Total Revenues of $255.6 Million, Operating Income of $27.8 Million and Adjusted OIBDA of $46.7 Million
  FTD Segment Revenues and Adjusted OIBDA Increased Year Over Year
  Refinancing of Credit Facilities Expected to Reduce Future Debt Cost and Increase Financial Flexibility

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--August 3, 2011--United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer products and services over the Internet, today reported financial results for its second quarter ended June 30, 2011.

“Consolidated adjusted OIBDA exceeded our guidance range for the quarter, and consolidated revenues were above the midpoint of our guidance range,” said Mark R. Goldston, Chairman, President and Chief Executive Officer of United Online. “FTD continued to deliver strong year-over-year results despite the weak consumer spending environment, with increased revenues and adjusted OIBDA compared to the second quarter of 2010. Total consumer orders for the quarter increased 17% from the year-ago period, resulting from the shift of the U.K. Mother’s Day into the second quarter of 2011 as well as an increase in domestic consumer orders. The latter was driven by a 7% increase in domestic consumer orders during the 14-day period leading up to and including the 2011 Mother’s Day holiday as compared to the same period in 2010.”

“Our Content and Media segment revenues decreased 3% when compared to the second quarter of 2010,” Goldston continued. “We have been pleased with consumer response to our Memory Lane yearbook archive, which now contains over 100,000 books and accounts for a significant portion of Memory Lane’s domestic traffic, and we intend to continue to test new ways to drive engagement and monetization of our unique Memory Lane content.”

Added Neil P. Edwards, Acting Chief Financial Officer, “In June 2011, FTD refinanced its outstanding debt by entering into a new $315 million credit facility consisting of a $265 million seven-year term loan and a $50 million five-year revolving credit facility that was undrawn at closing. The refinancing is expected to significantly reduce FTD's overall cost of debt and increase its financial flexibility. The annualized reduction in cash interest expense resulting from the refinancing is estimated to be approximately $4.6 million, based on interest rates at closing.”

Summary Results for Second Quarter Ended June 30, 2011:

The following table summarizes key financial results for the second quarter ended June 30, 2011:

	(in millions, except per share amounts and percentages)
Financial Highlights	Q2 2011	Q2 2010	% Change
FTD revenues	$176.3	$152.7	15%
Content & Media revenues	47.4	48.8	(3%)
Communications revenues	32.3	42.0	(23%)
Intersegment eliminations	(0.4)	(0.8)	45%
Consolidated revenues	$255.6	$242.7	5%

GAAP operating income	$27.8	$29.8	(7%)

Adjusted OIBDA(1)	$46.7	$52.7	(11%)

GAAP net income attributable to common stockholders	$14.2	$13.1	8%
GAAP diluted net income per common share	$0.16	$0.15	7%

Adjusted net income attributable to common stockholders(2)	$26.8	$23.9	12%
Adjusted diluted net income per common share(2)	$0.30	$0.27	11%
  Consolidated results for the second quarter of 2011 were impacted by the shift in timing of the U.K. Mother’s Day, which fell in the second quarter of 2011 instead of the first quarter.
  Consolidated revenues were $255.6 million, an increase of 5% versus the year-ago quarter. Adjusting for the favorable impact from foreign currency exchange rates of $4.8 million and the shift of approximately $14 million of revenues from the first quarter of 2011 related to the timing of the U.K. Mother’s Day, consolidated revenues would have been approximately $236.8 million, a decrease of 2% versus the year-ago quarter.
  GAAP operating income was $27.8 million, a decrease of 7% versus the year-ago quarter.
  Adjusted OIBDA(1) was $46.7 million, a decrease of 11% versus the year-ago quarter. Adjusting for the shift of approximately $3 million of adjusted OIBDA from the first quarter of 2011 related to the timing of the U.K. Mother’s Day, consolidated adjusted OIBDA would have been approximately $43.7 million, a decrease of 17% versus the year-ago quarter.
  Interest expense for the second quarter of 2011 included a $6.1 million loss on extinguishment in connection with the refinancing of the credit facility.
  During the quarter, the company settled an income tax audit and, in connection with the settlement, released a reserve of approximately $4.8 million. This release has no impact on cash taxes.
  GAAP diluted net income per common share was $0.16, versus $0.15 in the year-ago quarter.
  Adjusted diluted net income per common share(2) was $0.30, versus $0.27 in the year-ago quarter.

Cash Flows, Balance Sheet and Dividend Highlights:

  Cash flows from operating activities and free cash flow(3) for the quarter ended June 30, 2011 were $22.5 million and $16.6 million, respectively, decreases of 9% and 5%, respectively, versus the year-ago quarter.
  Cash and cash equivalents at June 30, 2011 increased by $5.1 million to $111.4 million from $106.4 million at March 31, 2011.
  Total debt, net of discounts, at June 30, 2011 was $262.2 million, an increase from $258.6 million at March 31, 2011.
  Net debt at June 30, 2011 was $150.8 million, a decrease of $1.4 million from March 31, 2011. The company defines net debt as total debt, net of discounts, less cash and cash equivalents.
  The company paid $9.3 million in cash dividends during the quarter.
  The company’s Board of Directors recently declared a quarterly cash dividend of $0.10 per share that is payable on August 31, 2011 to stockholders of record on August 12, 2011.

Segment Financial Results for Q2 2010 and YTD 2010 Revised to Conform to Current Year Presentation:

Effective the first quarter of 2011, the company modified its segment reporting to separately report unallocated corporate expenses. Historically, such expenses were fully allocated to the company’s reportable segments. The company has revised prior periods to conform to the current year presentation.

Segment Results for Second Quarter Ended June 30, 2011:

FTD:

	(in millions, except percentages and metrics)
Financial Highlights	Q2 2011	Q2 2010	% Change	% Change @ Constant Currency
Products revenues	$145.8	$122.0	20%
Services revenues	30.5	30.5	--
Advertising revenues	-	0.2	N/A
Segment revenues	$176.3	$152.7	15%	13%

Segment income from operations	$24.7	$19.6	26%
Segment adjusted OIBDA(1)	$25.7	$21.1	22%
as a % of segment revenues(1)	14.6%	13.8%

Metrics Highlights	Q2 2011	Q2 2010	% Change	% Change @ Constant Currency
Consumer orders(4) (in thousands)	2,167	1,851	17%
Average order value(4)	$60.45	$58.76	3%	1%

British Pound / U.S. Dollar exchange rate (average)	1.63	1.49	9%
  FTD results for the second quarter of 2011 were impacted by the shift in timing of the U.K. Mother’s Day, which fell in the second quarter of 2011 instead of the first quarter.
  Segment revenues were $176.3 million, an increase of 15% versus the year-ago quarter. Adjusting for the favorable impact from foreign currency exchange rates of $3.5 million and the shift of approximately $14 million of revenues from the first quarter of 2011 related to the timing of the U.K. Mother’s Day, segment revenues would have been approximately $158.8 million, an increase of 4% versus the year-ago quarter.
  Segment adjusted OIBDA(1) was $25.7 million, an increase of 22% compared to the year-ago quarter. Adjusting for the favorable impact from foreign currency exchange rates of $0.5 million and the shift of approximately $3 million of adjusted OIBDA from the first quarter of 2011 related to the timing of the U.K. Mother’s Day, segment adjusted OIBDA would have been approximately $22.2 million, an increase of 5% versus the year-ago quarter.
  Consumer orders(4) were 2.2 million, an increase of 17% versus the year-ago quarter due to the shift of the U.K. Mother’s Day into Q2 2011 as well as 7% growth in order volume related to the U.S. Mother’s Day holiday.
  Average order value(4) (“AOV”) was $60.45, an increase of 3% versus an AOV of $58.76 in the year-ago quarter. Excluding the favorable impact from foreign currency exchange rates as well as the unfavorable impact related to the timing of the U.K. Mother's Day, AOV grew by 2% versus the year-ago quarter. The shift in timing of the U.K. Mother’s Day resulted in a greater percentage of international orders as compared to domestic orders in the second quarter of 2011, compared to the year-ago quarter, and international orders generally have lower AOVs than domestic orders.

Content & Media:

	(in millions, except percentages and metrics)
Financial Highlights	Q2 2011	Q2 2010	% Change
Services revenues	$32.2	$33.2	(3%)
Advertising revenues	15.2	15.6	(3%)
Segment revenues	$47.4	$48.8	(3%)

Segment income from operations	$9.2	$13.1	(30%)
Segment adjusted OIBDA(1)	$10.1	$15.5	(35%)
as a % of segment revenues(1)	21.3%	31.7%

Metrics Highlights	Q2 2011	Q2 2010	% Change
Segment pay accounts(5) (in thousands)	4,007	4,982	(20%)
Net quarterly decline in segment pay accounts(5) (in thousands)	(253)	(6)	N/A
Segment active accounts (in millions) (5)	12.5	16.1	(22%)
ARPU(6)	$2.60	$2.22	17%
  Segment revenues were $47.4 million, a decrease of 3% versus the year-ago quarter. The decrease primarily reflects a decline in segment pay accounts(5), partially offset by an increase in average monthly revenue per pay account(6) (“ARPU”) versus the year-ago quarter.
  Segment adjusted OIBDA was $10.1 million, a decrease of 35% versus the year-ago quarter primarily due to a decrease in segment revenues and increased marketing expenses primarily related to the launch of Memory Lane.
  Segment pay accounts at June 30, 2011 were 4.0 million, a decline of 20% versus June 30, 2010.

Communications:

	(in millions, except percentages and metrics)
Financial Highlights	Q2 2011	Q2 2010	% Change
Services revenues	$26.1	$35.3	(26%)
Advertising revenues	6.2	6.8	(9%)
Segment revenues	$32.3	$42.0	(23%)

Segment income from operations	$15.9	$19.1	(17%)
Segment adjusted OIBDA(1)	$16.7	$20.7	(20%)
as a % of segment revenues(1)	51.6%	49.3%

Metrics Highlights	Q2 2011	Q2 2010	% Change
Segment pay accounts(5) (in thousands)	894	1,180	(24%)
ARPU(6)	$9.28	$9.57	(3%)

  Segment revenues were $32.3 million, a decrease of 23% versus the year-ago quarter primarily due to a continuing decline in segment pay accounts. Segment revenues were 13% of consolidated revenues, compared to 17% in the year-ago quarter.
  Segment adjusted OIBDA was $16.7 million, a decrease of 20% versus the year-ago quarter.
  Segment pay accounts at June 30, 2011 were 0.9 million, a decrease of 24% versus 1.2 million at June 30, 2010.

Unallocated Corporate Expenses:

For the second quarter of 2011, the impact of unallocated corporate expenses on consolidated adjusted OIBDA was $5.7 million, compared to $4.5 million in the year-ago quarter, primarily related to the structure of the 2011 Management Bonus Plan as a cash-based rather than stock-based plan.

Business Outlook:

The following forward-looking information includes certain of the projections made by management as of the date of this press release. The company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

Third Quarter 2011 Guidance:

Third Quarter 2011 (in millions)	Guidance
Revenues	$180.0 - $186.0
Adjusted OIBDA(1)	$34.0 - $38.0
Third Quarter 2011 Supplemental Information (in millions)	Guidance
Net interest expense	$3.3
Shares used to calculated diluted net income per common share	89.1
Shares used to calculated adjusted diluted net income per common share(2)	89.3

The table below reconciles the company’s guidance for operating income, a GAAP measure, to adjusted OIBDA.

Third Quarter 2011 (in millions)	Guidance
Operating Income	$14.8 - $18.8
Depreciation	$6.8
Amortization of intangible assets	$7.9
Stock-based compensation	$4.5
Adjusted OIBDA(1)	$34.0 - $38.0

Investor Conference Call on August 3, 2011 at 5:00 p.m. ET (2:00 p.m. PT):

United Online will host a conference call on Wednesday, August 3, 2011 at 5:00 p.m. ET (2:00 p.m. PT) to discuss its financial results for the second quarter ended June 30, 2011. The conference call dial-in number is 888-504-7964 for domestic participants and 719-325-2136 for international participants. The passcode is 7590547. Alternatively, a live webcast of the conference call, along with a presentation containing financial highlights for the second quarter ended June 30, 2011, can be accessed within the Investor Relations section of the company’s website at www.unitedonline.com.

The presentation and a replay of the broadcast will also be available for seven days following the call on the company’s website, or by dialing 888-203-1112 (or 719-457-0820 outside of the United States) and the replay passcode, 7590547.

Non-GAAP Measures:

In evaluating the company’s performance, management uses one or more of the following measures that are not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”): adjusted OIBDA, adjusted net income, adjusted basic and diluted net income per common share, and free cash flow. These measures are adjusted to exclude certain non-cash expenses such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets. In addition, these measures are adjusted to exclude the items discussed below because such items are either operating expenses which would not otherwise have been incurred by the company in the normal course of the company’s business operations or are not reflective of the company’s core results over time. These items may include recurring as well as non-recurring items. These adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. For example, certain restructuring charges may be considered recurring given the company’s ongoing efforts to be more cost effective and efficient, certain litigation or dispute settlement charges or gains may be viewed as recurring given that the company is continually involved in, and resolving, litigation, arbitration, investigations, disputes and similar matters, and certain transaction-related costs may be deemed recurring given the company’s regular evaluation of potential transactions. Notwithstanding that certain charges, costs or gains may be considered recurring, in order to provide meaningful comparisons, the company believes that it is appropriate to adjust for such charges, costs or gains because they are not reflective of the company’s core results and tend to vary based on timing, frequency and magnitude.

Restructuring Charges – Restructuring charges consist primarily of severance expense, facility closure and relocation costs.

Litigation or Dispute Settlement Charges or Gains – These charges or gains include estimated losses for which we have established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the company related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by the company related to such matters are also included in these adjustments.

Transaction-Related Costs – The company excludes certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, and financing transactions, including, without limitation, (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. The compensation expenses may include transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees.

Definitions of Non-GAAP Measures:

(1) Adjusted operating income before depreciation and amortization (“adjusted OIBDA”) is defined by the company as operating income before depreciation; amortization; stock-based compensation; restructuring charges; litigation or dispute settlement charges or gains; transaction-related costs; and impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA has been modified from time to time. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company's core operating results over time (such as restructuring charges, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the company's financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company's performance. The company's board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company's management. Adjusted OIBDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company's business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company's workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring charges, litigation or dispute settlement charges or gains, transaction-related costs, and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term “adjusted OIBDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company's performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income, directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income is provided in the accompanying tables. In addition, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in our financial results for the foreseeable future.

Adjusted OIBDA for each of the company's segments is defined by the company as segment income from operations, as set forth in the company's Forms 10-K and Forms 10-Q, before stock-based compensation, restructuring charges, litigation or dispute settlement charges or gains, transaction-related costs and the impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA for each of the company’s segments has been modified from time to time. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude (1) certain non-cash expenses (such as stock-based compensation, and the impairment of goodwill, intangible assets and long-lived assets); and (2) expenses that are not reflective of the segment’s core operating results over time (such as restructuring charges, litigation or dispute settlement charges or gains, and transaction-related costs), these measures provide investors with additional useful information to evaluate the company’s segment financial performance, particularly with respect to changes in performance from period to period. Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with these measures is that they do not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of these measures is that they do not reflect the costs of restructuring charges, litigation or dispute settlement charges or gains, transaction-related costs and impairment charges related to an operating segment. Management compensates for this limitation by providing supplemental information about such charges, gains and costs by segment within its financial press releases and SEC filings, when applicable. A reconciliation to segment income from operations, its most comparable GAAP measure, is provided in the accompanying tables.

(2) Adjusted net income is defined by the company as net income before the after-tax effect of: stock-based compensation; amortization of intangible assets; impairment of goodwill, intangible assets and long-lived assets; restructuring charges; litigation or dispute settlement charges or gains; transaction-related costs; and the re-measurement of certain deferred tax assets. Adjusted diluted net income per common share includes the adjustment for shares resulting from the elimination of stock-based compensation. Management believes that adjusted net income and adjusted diluted net income per common share provide investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period, because these measures are exclusive of (i) certain non-cash expenses (such as stock-based compensation, amortization of intangible assets, and the impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core results over time (such as restructuring charges, litigation or dispute settlement charges or gains, and transaction-related costs). Management also uses adjusted net income and adjusted diluted net income per common share for this purpose. Adjusted net income and adjusted diluted net income per common share are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The limitations of adjusted net income and adjusted diluted net income per common share are that, similar to adjusted OIBDA, they do not include certain costs, and the terms “adjusted net income” and “adjusted diluted net income per common share” do not have standardized meanings. Therefore, other companies may use the same or similarly named measures but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measures, net income and diluted net income per common share, directly ahead of adjusted net income and adjusted diluted net income per common share within its financial press releases and by providing a reconciliation of adjusted net income that shows and describes the adjustments made. A reconciliation of adjusted net income to net income, its most comparable GAAP measure, is provided in the accompanying tables.

(3) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and cash received for litigation or dispute settlement gains, and plus the excess tax benefits from equity awards, cash paid for restructuring charges, cash paid for litigation or dispute settlement charges, and cash paid for transaction-related costs. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets and prior to cash paid for restructuring charges, cash paid or received for litigation or dispute settlement charges or gains, and cash paid for transaction-related costs. It also fully reflects the tax benefits realized by the company from stock-based compensation. This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay its quarterly dividend, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases. Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, measures determined in accordance with GAAP. A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(4) Consumer orders are orders delivered during the period that originated in the U.S. and Canada, primarily from the www.ftd.com website and the 1-800-SEND-FTD telephone number, and in the U.K. and the Republic of Ireland, primarily from the www.interflora.co.uk and www.interflora.ie websites and various telephone numbers. The number of consumer orders is not adjusted for non-delivered orders that are refunded after the scheduled delivery. Orders originating with a florist or other retail location for delivery to consumers are not included.

Average order value represents the average U.S. Dollar amount received for consumer orders delivered during a period. This average U.S. Dollar amount is determined after translating the local currency amounts received for orders delivered principally in the U.K. and the Republic of Ireland into U.S. Dollars. Average order value includes merchandise revenue and shipping and service fees paid by the consumer, less discounts and refunds.

(5) A pay account is defined as a member who has paid for a subscription to a Content & Media or Communications service, and whose subscription has not terminated or expired. A subscription provides the member with access to our service for a specific term (for example, a month or a year) and may be renewed upon the expiration of each term. One-time purchases of our services, such as Memory Lane’s one-day All-Access Pass, are not considered subscriptions and thus, are not included in the pay accounts metric. A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts. At any point in time, our pay account base includes a number of accounts receiving a free period of service as either a promotion or retention tool and a number of accounts that have notified us that they are terminating their service but whose service remains in effect. Content & Media segment active accounts are defined as the sum of all pay accounts as of the date presented; the monthly average for the period of all free accounts who have visited the company’s domestic or international online nostalgia websites (excluding The Names Database) at least once during the period; and the monthly average for the period of all online loyalty marketing members who have earned or redeemed points during such period. Communications segment active accounts include all Communications segment pay accounts as of the date presented combined with the number of free Internet access and email accounts that logged on to the company’s services at least once during the preceding 31 days.

(6) ARPU is calculated by dividing services revenues generated from the pay accounts of our Content & Media or Communications segment, as applicable, for a period (after translation into U.S. Dollars) by the average number of segment pay accounts for that period, divided by the number of months in that period.

(7) Churn is calculated as the total number of pay accounts that terminated or expired in a period divided by the average number of pay accounts for that period, divided by the number of months in that period.

About United Online®:

United Online, Inc. (Nasdaq: UNTD) is a leading provider of consumer products and services over the Internet, where the company's brands have attracted a large online audience that includes more than 60 million registered consumer accounts. The company's floral and related offerings include products and services for consumers and retail florists, as well as for other retail locations offering floral products and services, in the U.S., Canada, the United Kingdom, and the Republic of Ireland. The floral business utilizes the highly recognized FTD (www.ftd.com) and Interflora (www.interflora.co.uk) brands, both supported by the Mercury Man logo that is displayed in more than 40,000 retail floral shops worldwide. The company's Content & Media services include online nostalgia services in the U.S. and Canada (www.memorylane.com) and a number of European countries as well as online loyalty marketing services (www.mypoints.com). The company's Communications services include value-priced Internet access provided by NetZero (www.netzero.com) and Juno (www.juno.com).

Headquartered in Woodland Hills, CA, United Online operates through a global network of locations in the U.S., the United Kingdom, Germany, and India. More information about United Online is available on the company's website located at: www.unitedonline.com.

Cautionary Information Regarding Forward-Looking Statements:

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about future financial performance; revenues; operating expenses; operating income; capital expenditures; depreciation and amortization; stock-based compensation; and planned business initiatives, products, services and features. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: risks associated with the commercialization of new products, services or features or the success of new business models; the severity and duration of current economic conditions; the effect of competition; risks associated with litigation and governmental regulations or investigations, including reviews of business practices such as marketing, billing, renewal, and post-transaction sales practices; the company’s inability to maintain or increase the number of free and pay accounts, visitors to its websites, and members of the floral network; risks associated with the procurement of goods and services, including flower supplies and shipping services; problems associated with the company’s operations, systems or technologies; changes in marketing conditions and laws; the company’s inability to maintain or increase its advertising revenues; changes in the online advertising market; the company’s inability to enforce or defend its ownership and use of intellectual property; financial market risk resulting from fluctuations in foreign currency exchange rates, particularly the British Pound and Euro; the effects of seasonality; changes in stock-based compensation due to future equity issuances or other reasons; changes in amortization or depreciation due to a variety of factors; potential write down, reserve against or impairment of assets including receivables, goodwill, intangible assets or other assets; changes in the floral industry; the company’s inability to retain key customers, vendors and personnel; the company’s inability to achieve the expected benefits of its reductions-in-force or any other cost-reduction initiatives; that the company will incur restructuring and related charges; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits; the impact of, and restrictions associated with, the company’s indebtedness; as well as the risk factors disclosed in the company’s filings with the Securities and Exchange Commission (http://www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, the company undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Revenues:
Products	$145,832	$121,971	$274,918	$246,458
Services	109,733	120,715	222,152	247,953
Total revenues	255,565	242,686	497,070	494,411
Operating expenses:
Cost of revenues-services (a)	23,305	24,667	47,976	50,680
Cost of revenues-products (a)	108,637	90,228	204,792	185,413
Sales and marketing(a)	48,811	49,013	96,946	99,143
Technology and development(a)	13,243	13,646	26,018	27,995
General and administrative(a)	26,039	27,259	54,913	58,243
Amortization of intangible assets	7,598	8,115	15,343	16,278
Restructuring charges	143	(78)	677	991
Total operating expenses	227,776	212,850	446,665	438,743

Operating income	27,789	29,836	50,405	55,668

Interest income	283	412	832	877
Interest expense	(10,776)	(6,314)	(15,817)	(13,463)
Other income, net	166	53	1,705	135

Income before income taxes	17,462	23,987	37,125	43,217
Provision for income taxes	2,694	10,030	10,176	18,039
Net income	$14,768	$13,957	$26,949	$25,178
Income allocated to participating securities	(577)	(859)	(1,142)	(1,590)
Net income attributable to common stockholders	$14,191	$13,098	$25,807	$23,588

Basic net income per common share	$0.16	$0.15	$0.29	$0.27
Shares used to calculate basic net income per common share	88,507	87,021	87,965	86,393
Diluted net income per common share	$0.16	$0.15	$0.29	$0.27
Shares used to calculate diluted net income per common share	88,625	87,782	88,225	87,167

Shares outstanding at end of period	88,693	87,270	88,693	87,270

(a) Stock-based compensation was allocated as follows:
Cost of revenues-products	$13	$11	$21	$30
Cost of revenues-services	100	133	182	314
Sales and marketing	637	986	1,107	2,203
Technology and development	577	855	1,130	1,828
General and administrative	3,168	4,376	6,781	9,846
Total stock-based compensation	$4,495	$6,361	$9,221	$14,221

UNITED ONLINE, INC.
Unaudited Reconciliations of Non-GAAP Financial Measures
(in thousands)

Unaudited Reconciliation of Operating Income to Adjusted OIBDA(1)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Operating income	$27,789	$29,836	$50,405	$55,668
Depreciation	6,409	6,897	12,554	13,564
Amortization of intangible assets	7,869	8,118	15,776	16,281
Operating income before depreciation and amortization	42,067	44,851	78,735	85,513
Stock-based compensation	4,495	6,361	9,221	14,221
Restructuring charges	143	(78)	677	991
Litigation or dispute settlement charges	-	1,600	2,263	1,967
Transaction-related costs	-	9	-	1,989
Adjusted OIBDA	$46,705	$52,743	$90,896	$104,681

Unaudited Reconciliation of Segment Income from Operations to Segment Adjusted OIBDA(1)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

FTD:
Segment income from operations	$24,682	$19,568	$43,255	$36,993
Stock-based compensation	1,019	848	1,827	1,702
Restructuring charges	-	13	-	1,082
Litigation or dispute settlement charges	-	640	-	640
Segment adjusted OIBDA	$25,701	$21,069	$45,082	$40,417

Content & Media:
Segment income from operations	$9,208	$13,123	$19,331	$26,654
Stock-based compensation	874	1,461	1,788	2,136
Restructuring charges	-	(91)	-	(91)
Litigation or dispute settlement charges	-	960	2,263	1,327
Segment adjusted OIBDA	$10,082	$15,453	$23,382	$30,026

Communications:
Segment income from operations	$15,865	$19,102	$32,490	$39,697
Stock-based compensation	647	1,629	1,221	3,844
Restructuring charges	143	-	677	-
Segment adjusted OIBDA	$16,655	$20,731	$34,388	$43,541

Unallocated corporate expenses(a)	$(5,733)	$(4,510)	$(11,956)	$(9,303)

Consolidated adjusted OIBDA	$46,705	$52,743	$90,896	$104,681

(a) Effective the first quarter of 2011, the company modified its segment reporting to separately report unallocated corporate expenses. Historically, such expenses were fully allocated to the company's reportable segments.

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Income to Adjusted Net Income(2)
(in thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net income	$14,768	$13,957	$26,949	$25,178
Income allocated to participating securities	(577)	(859)	(1,142)	(1,590)
Net income attributable to common stockholders	14,191	13,098	25,807	23,588

Adjustments:
Stock-based compensation	4,495	6,361	9,221	14,221
Amortization of intangible assets	7,869	8,118	15,776	16,281
Restructuring charges	143	(78)	677	991
Litigation or dispute settlement charges	-	1,350	2,263	1,717
Transaction-related costs(a)	6,078	9	6,078	1,989
	32,776	28,858	59,822	58,787

Income tax effect of adjusting entries	(6,003)	(4,949)	(10,970)	(10,731)
Adjusted net income attributable to common stockholders	$26,773	$23,909	$48,852	$48,056

GAAP net income per common share:
Basic net income per common share	$0.16	$0.15	$0.29	$0.27
Shares used to calculate basic net income per common share	88,507	87,021	87,965	86,393
Diluted net income per common share	$0.16	$0.15	$0.29	$0.27
Shares used to calculate diluted net income per common share	88,625	87,782	88,225	87,167

Adjusted net income per common share:
Adjusted basic net income per common share	$0.30	$0.27	$0.56	$0.56
Shares used to calculate adjusted basic net income per common share	88,507	87,021	87,965	86,393
Adjusted diluted net income per common share	$0.30	$0.27	$0.55	$0.55
Shares used to calculate adjusted diluted net income per common share	88,846	87,849	88,347	87,302

(a) Includes a $6.1 million loss on extinguishment recorded in the quarter ended June 30, 2011 in connection with the refinancing of FTD's credit facilities and a $2.0 million charge recorded in the quarter ended March 31, 2010 related to a potential transaction that failed to consummate.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2011	December 31, 2010

ASSETS
Cash and cash equivalents	$111,444	$100,264
Accounts receivable, net	38,818	49,797
Deferred tax assets, net	15,114	14,200
Property and equipment, net	65,299	63,893
Goodwill and intangible assets, net	714,030	722,184
Other assets	36,237	41,820
Total assets	$980,942	$992,158

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$53,518	$71,659
Accrued liabilities	41,739	48,881
Member redemption liability	24,168	24,866
Deferred revenue	70,790	74,694
Debt, net of discounts	262,227	258,084
Deferred tax liabilities, net	43,604	42,677
Other liabilities	11,052	16,816
Total liabilities	507,098	537,677

Stockholders' equity	473,844	454,481

Total liabilities and stockholders' equity	$980,942	$992,158

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14,768	$13,957	$26,949	$25,178
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	18,773	21,376	37,551	44,066
Provision for doubtful accounts receivable	661	1,310	1,366	2,545
Accretion of discounts and amortization of debt issue costs	480	1,293	1,052	2,720
Loss on extinguishment of debt	6,078	-	6,078	-
Deferred taxes and other	(2,784)	(2,405)	(377)	(2,729)
Tax shortfalls from equity awards	(28)	11	13	(98)
Excess tax benefits from equity awards	-	(23)	(251)	(349)
Change in operating assets and liabilities:
Accounts receivable	6,864	4,758	9,943	10,667
Other assets	803	805	6,832	6,850
Accounts payable and accrued liabilities	(2,170)	(13,171)	(26,889)	(10,240)
Member redemption liability	(207)	(733)	(697)	(1,759)
Deferred revenue	(15,372)	(2,348)	(5,476)	(984)
Other liabilities	(5,328)	(28)	(5,817)	422
Net cash provided by operating activities	22,538	24,802	50,277	76,289

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6,583)	(8,984)	(13,662)	(14,146)
Purchases of rights, content and intellectual property	(892)	(1,170)	(2,114)	(1,170)
Proceeds from sales of assets, net	-	49	-	49
Net cash used for investing activities	(7,475)	(10,105)	(15,776)	(15,267)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loan	261,325	-	261,325	-
Payments on term loans	(264,625)	(29,737)	(264,625)	(54,819)
Payments for debt issue costs	(30)	-	(30)	-
Proceeds from exercises of stock options	7	7	24	11
Proceeds from employee stock purchase plans	2,349	2,612	2,349	2,612
Repurchases of common stock	(167)	(648)	(6,330)	(6,695)
Dividends and dividend equivalents paid on outstanding shares and restricted stock units	(9,263)	(9,354)	(18,684)	(18,462)
Excess tax benefits from equity awards	-	23	251	349
Net cash used for financing activities	(10,404)	(37,097)	(25,720)	(77,004)

Effect of foreign currency exchange rate changes on cash and cash equivalents	415	(3,594)	2,399	(4,598)

Change in cash and cash equivalents	5,074	(25,994)	11,180	(20,580)
Cash and cash equivalents, beginning of period	106,370	120,923	100,264	115,509
Cash and cash equivalents, end of period	$111,444	$94,929	$111,444	$94,929

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(3)
(in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net cash provided by operating activities	$22,538	$24,802	$50,277	$76,289
Adjustments:
Capital expenditures	(6,583)	(8,984)	(13,662)	(14,146)
Excess tax benefits from equity awards	-	23	251	349
Cash paid for restructuring charges	691	807	1,832	859
Cash paid (received) for litigation or dispute settlement charges	2	(83)	(77)	(83)
Cash paid for transaction-related costs	-	884	-	1,994
Free cash flow	$16,648	$17,449	$38,621	$65,262

UNITED ONLINE, INC.
Unaudited Segment Information
(in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010(a)	2011	2010(a)

FTD
Revenues:
Products	$145,832	$121,971	$274,918	$246,458
Services	30,467	30,545	60,258	62,276
Advertising	-	153	22	622
Total revenues	176,299	152,669	335,198	309,356

Operating expenses:
Cost of revenues	113,836	95,175	215,200	195,514
Sales and marketing	27,907	28,126	57,285	55,017
Technology and development	3,643	3,360	7,232	7,251
General and administrative	8,297	8,368	16,270	17,417
Amortization of intangible assets	6,316	6,594	12,612	13,237
Restructuring charges	-	13	-	1,082
Total operating expenses	159,999	141,636	308,599	289,518

Operating income	16,300	11,033	26,599	19,838

Depreciation	2,066	1,941	4,044	3,918
Amortization of intangible assets	6,316	6,594	12,612	13,237
Segment income from operations	24,682	19,568	43,255	36,993
Stock-based compensation	1,019	848	1,827	1,702
Restructuring charges	-	13	-	1,082
Litigation or dispute settlement charges	-	640	-	640
Segment adjusted OIBDA	$25,701	$21,069	$45,082	$40,417

Content & Media
Revenues:
Services	$32,249	$33,213	$64,778	$67,165
Advertising	15,178	15,571	30,962	32,121
Total revenues	47,427	48,784	95,740	99,286

Operating expenses:
Cost of revenues	9,465	9,528	19,639	19,189
Sales and marketing	18,525	15,711	34,133	33,137
Technology and development	6,643	6,017	13,045	11,858
General and administrative	6,477	7,453	15,148	13,946
Amortization of intangible assets	1,067	1,259	2,251	2,517
Restructuring charges	-	(91)	-	(91)
Total operating expenses	42,177	39,877	84,216	80,556

Operating income	5,250	8,907	11,524	18,730

Depreciation	2,620	2,954	5,123	5,404
Amortization of intangible assets	1,338	1,262	2,684	2,520
Segment income from operations	9,208	13,123	19,331	26,654
Stock-based compensation	874	1,461	1,788	2,136
Restructuring charges	-	(91)	-	(91)
Litigation or dispute settlement charges	-	960	2,263	1,327
Segment adjusted OIBDA	$10,082	$15,453	$23,382	$30,026

Communications
Revenues:
Services	$26,112	$35,265	$53,991	$72,283
Advertising	6,167	6,774	12,986	14,997
Total revenues	32,279	42,039	66,977	87,280

Operating expenses:
Cost of revenues	8,854	10,359	18,307	21,615
Sales and marketing	2,606	5,815	5,995	12,275
Technology and development	2,957	4,269	5,741	8,886
General and administrative	3,571	4,381	7,141	8,794
Amortization of intangible assets	215	262	480	524
Restructuring charges	143	-	677	-
Total operating expenses	18,346	25,086	38,341	52,094

Operating income	13,933	16,953	28,636	35,186

Depreciation	1,717	1,887	3,374	3,987
Amortization of intangible assets	215	262	480	524
Segment income from operations	15,865	19,102	32,490	39,697
Stock-based compensation	647	1,629	1,221	3,844
Restructuring charges	143	-	677	-
Segment adjusted OIBDA	$16,655	$20,731	$34,388	$43,541

Total segment adjusted OIBDA	$52,438	$57,253	$102,852	$113,984

Reconciliation of segment revenues to consolidated revenues:
FTD	$176,299	$152,669	$335,198	$309,356
Content & Media	47,427	48,784	95,740	99,286
Communications	32,279	42,039	66,977	87,280
Intersegment eliminations	(440)	(806)	(845)	(1,511)
Consolidated revenues	$255,565	$242,686	$497,070	$494,411

Reconciliation of segment operating expenses to consolidated operating expenses:
FTD	$159,999	$141,636	$308,599	$289,518
Content & Media	42,177	39,877	84,216	80,556
Communications	18,346	25,086	38,341	52,094
Unallocated corporate expenses(a)	7,694	7,057	16,354	18,086
Intersegment eliminations	(440)	(806)	(845)	(1,511)
Consolidated operating expenses	$227,776	$212,850	$446,665	$438,743

Reconciliation of segment income from operations to consolidated operating income:
FTD	$24,682	$19,568	$43,255	$36,993
Content & Media	9,208	13,123	19,331	26,654
Communications	15,865	19,102	32,490	39,697
Total segment income from operations	49,755	51,793	95,076	103,344
Depreciation	(6,409)	(6,897)	(12,554)	(13,564)
Amortization of intangible assets	(7,869)	(8,118)	(15,776)	(16,281)
Unallocated corporate expenses, excluding depreciation(a)	(7,688)	(6,942)	(16,341)	(17,831)
Consolidated operating income	$27,789	$29,836	$50,405	$55,668

Reconciliation of segment adjusted OIBDA to consolidated adjusted OIBDA:
FTD adjusted OIBDA	$25,701	$21,069	$45,082	$40,417
Content & Media adjusted OIBDA	10,082	15,453	23,382	30,026
Communications adjusted OIBDA	16,655	20,731	34,388	43,541
Total segment adjusted OIBDA	52,438	57,253	102,852	113,984
Unallocated corporate expenses(a)	(5,733)	(4,510)	(11,956)	(9,303)
Consolidated adjusted OIBDA	$46,705	$52,743	$90,896	$104,681

(a) Effective the first quarter of 2011, the company modified its segment reporting to separately report unallocated corporate expenses. Historically, such expenses were fully allocated to the company's reportable segments.

UNITED ONLINE, INC.
Unaudited Selected Quarterly Historical Key Metrics (a)

	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010

Consolidated:
Revenues (in thousands)	$255,565	$241,505	$232,601	$193,541	$242,686

FTD:
Segment revenues (in thousands)	$176,299	$158,899	$140,174	$105,046	$152,669
% of consolidated revenues	69%	66%	60%	54%	63%

Consumer orders(4) (in thousands)	2,167	1,742	1,612	1,085	1,851
Average order value(4)	$60.45	$63.28	$60.43	$60.77	$58.76
Average foreign currency exchange rate: GBP to USD	1.63	1.61	1.58	1.55	1.49

Content & Media:
Segment revenues (in thousands)	$47,427	$48,313	$53,253	$49,105	$48,784
% of consolidated revenues	19%	20%	23%	25%	20%

Pay accounts(5) (in thousands)	4,007	4,260	4,499	4,795	4,982
Segment churn(7)	3.8%	3.9%	4.1%	3.5%	3.1%
ARPU(6)	$2.60	$2.47	$2.42	$2.26	$2.22
Segment active accounts(5) (in millions)	12.5	13.6	13.7	15.0	16.1

Communications:
Segment revenues (in thousands)	$32,279	$34,698	$39,708	$40,165	$42,039
% of consolidated revenues	13%	14%	17%	21%	17%

Pay accounts(5) (in thousands):
Access	622	675	732	801	880
Other	272	279	288	295	300
Total Communications pay accounts	894	954	1,020	1,096	1,180

Segment churn(7)	3.5%	3.8%	3.8%	4.0%	4.2%
ARPU(6)	$9.28	$9.33	$9.46	$9.58	$9.57
Segment active accounts(5) (in millions)	1.7	1.7	1.8	1.9	2.0

(a) More information on the financial results for these quarters can be found in the company's filings with the Securities and Exchange Commission.

CONTACT:
United Online, Inc.
Investors:
David Bigelow
818-287-3560
dbigelow@corp.untd.com
or
Press:
Scott Matulis
818-287-3388
pr@untd.com